Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WestRock Company 401(k) Retirement Savings Plan

1000 Abernathy Road NE,

Atlanta, GA 30328

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 File No. 333-238517 of WestRock Company of our report dated June 29, 2021, relating to the financial statements and supplemental schedule of WestRock Company 401(k) Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Atlanta, Georgia

June 29, 2021